Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

July 2011 Performance Update

The Frontier Fund Supplement Dated July 31, 2011 to Prospectus Dated April 30, 2011.

The Frontier Fund Class 1 Original

T H E     F RO N T I E R    F U N D’ S    G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

July performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	July 31, 2011	July 31, 2011	NAV /Unit
	MTD	YTD
Balanced Series-1	-1.40%	-2.51%	$128.63
Balanced Series-1a	-1.51%	-3.18%	$112.66
Berkeley/Graham/Tiverton Series-1	0.51%	-8.27%	$101.33
Currency Series-1	-1.26%	-6.68%	$73.80
Long/Short Commodity Series-1	5.35%	11.53%	$148.03
Winton/Graham Series-1	4.52%	-0.69%	$119.00
Winton Series-1	5.60%	3.33%	$139.53
Long Only Commodity Series-1	1.58%	1.33%	$95.36
Managed Futures Index Series-1	2.09%	-10.04%	$106.12

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of July 31, 2011. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(3,712,442.67)
Unrealized trading gain/(loss)			2,047,000.90
Less: commissions			(238,668.19)
Less: FCM fees			(72,725.20)
Foreign currency gain/(loss)			49,661.29
Interest income			44,105.60

Total Income			(1,883,068.27)

EXPENSES

Management fees			125,863.57
Incentive fees			427,376.92
Broker service fees			497,043.39

Total Expenses			1,050,283.88

Net Income (Loss)			$(2,933,352.15)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	1,630,213.17029	$212,676,740.47	130.46
Current month additions	412.38753	53,161.26
Current month redemptions	(41,024.54376)	(5,321,367.12)
Net Income (loss) for current month		(2,933,352.15)

Net Asset Value, end of current month	1,589,601.01406	$204,475,182.46	128.63

	Monthly rate of return		-1.40%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1a

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(63,625.44)
Unrealized trading gain/(loss)			34,940.27
Less: commissions			(4,082.95)
Less: FCM fees			(1,243.75)
Foreign currency gain/(loss)			876.18
Interest income			4,569.19

Total Income			(28,566.50)

EXPENSES

Trading Fee			7,656.66
Management fees			2,149.76
Incentive fees			7,333.09
Broker service fees			8,499.19

Total Expenses			25,638.70

Net Income (Loss)			$(54,205.20)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	31,547.68080	$3,608,725.06	114.39
Current month additions	3.79884	429.11
Current month redemptions	(385.87432)	(43,746.78)
Net Income (loss) for current month		(54,205.20)

Net Asset Value, end of current month	31,165.60532	$3,511,202.19	112.66

	Monthly rate of return		-1.51%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Balanced Series 1a

THE FRONTIER FUND BERKELEY/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(605,130.83)
Unrealized trading gain/(loss)			1,092,795.78
Less: commissions			(37,528.90)
Less: FCM fees			(16,718.14)
Foreign currency gain/(loss)			(3,607.49)
Interest income			18,819.05

Total Income			448,629.47

EXPENSES

Management fees			129,213.20
Incentive fees			—
Broker service fees			101,428.88

Total Expenses			230,642.08

Net Income (Loss)			$217,987.39

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	423,069.03740	$42,650,208.32	100.81
Current month additions	48.00817	4,860.41
Current month redemptions	(7,023.04783)	(711,113.07)
Net Income (loss) for current month		217,987.39

Net Asset Value, end of current month	416,093.99774	$42,161,943.05	101.33

	Monthly rate of return		0.51%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Berkeley/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$36,918.25
Unrealized trading gain/(loss)			(87,647.81)
Less: FCM fees			(1,906.56)
Interest income			2,822.95

Total Income			(49,813.17)

EXPENSES

Management fees			615.26
Incentive fees			—
Broker service fees			11,648.64

Total Expenses			12,263.90

Net Income (Loss)			$(62,077.07)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	66,749.47212	$4,989,175.70	74.74
Current month additions	65.44821	4,844.60
Current month redemptions	(1,233.88566)	(91,861.50)
Net Income (loss) for current month		(62,077.07)

Net Asset Value, end of current month	65,581.03467	$4,840,081.73	73.80

	Monthly rate of return		-1.26%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$234,079.40
Unrealized trading gain/(loss)			666,834.93
Less: commissions			(5,804.59)
Less: FCM fees			(5,304.02)
Foreign currency gain/(loss)			206.63
Interest income			23,514.18

Total Income			913,526.53

EXPENSES

Management fees			63,258.19
Incentive fees			117,129.51
Broker service fees			32,147.95

Total Expenses			212,535.65

Net Income (Loss)			$700,990.88

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	96,232.53967	$13,522,392.89	140.52
Current month additions	43.27101	6,288.81
Current month redemptions	(5,142.13348)	(738,861.59)
Net Income (loss) for current month		700,990.88

Net Asset Value, end of current month	91,133.67720	$13,490,810.99	148.03

	Monthly rate of return		5.35%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(36,587.19)
Unrealized trading gain/(loss)			1,644,664.33
Less: commissions			(24,553.59)
Less: FCM fees			(11,808.29)
Foreign currency gain/(loss)			149.04
Interest income			16,230.68

Total Income			1,588,094.98

EXPENSES

Management fees			73,442.31
Incentive fees			116,349.15
Broker service fees			71,474.34

Total Expenses			261,265.80

Net Income (Loss)			$1,326,829.18

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	260,755.65563	$29,686,664.28	113.85
Current month additions	67.36257	7,848.03
Current month redemptions	(4,862.43294)	(562,858.93)
Net Income (loss) for current month		1,326,829.18

Net Asset Value, end of current month	255,960.58526	$30,458,482.56	119.00

	Monthly rate of return		4.52%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(40,749.38)
Unrealized trading gain/(loss)			2,565,388.00
Less: commissions			(2,181.04)
Less: FCM fees			(15,290.91)
Foreign currency gain/(loss)			(543.02)
Interest income			27,549.60

Total Income			2,534,173.25

EXPENSES

Management fees			75,682.39
Incentive fees			241,996.65
Broker service fees			92,925.80

Total Expenses			410,604.84

Net Income (Loss)			$2,123,568.41

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	288,503.29167	$38,120,706.94	132.13
Current month additions	138.68628	18,989.33
Current month redemptions	(3,782.54212)	(516,237.10)
Net Income (loss) for current month		2,123,568.41

Net Asset Value, end of current month	284,859.43583	$39,747,027.58	139.53

	Monthly rate of return		5.60%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$32,794.91
Unrealized trading gain/(loss)			2,061.09
Less: commissions			—
Less: FCM fees			(696.50)
Foreign currency gain/(loss)			—
Interest income			3,241.86

Total Income			37,401.36

EXPENSES

Management fees			1,876.69
Incentive fees			—
Broker service fees			2,829.41

Total Expenses			4,706.10

Net Income (Loss)			$32,695.26

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	20,281.89864	$1,904,025.74	93.88
Current month additions	0.94243	91.34
Current month redemptions	(3,645.46190)	(350,285.98)
Net Income (loss) for current month		32,695.26

Net Asset Value, end of current month	16,637.37917	$1,586,526.36	95.36

	Monthly rate of return		1.58%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

July 31, 2011

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(12,552.18)
Unrealized trading gain/(loss)			21,109.28
Less: commissions			(82.70)
Less: FCM fees			(146.94)
Foreign currency gain/(loss)			52.38
Interest income			627.49

Total Income			9,007.33

EXPENSES

Management fees			792.95
Incentive fees			—
Broker service fees			590.93

Total Expenses			1,383.88

Net Income (Loss)			$7,623.45

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	3,613.20683	$375,588.98	103.95
Current month additions	—	—
Current month redemptions	(77.01701)	(7,963.28)
Net Income (loss) for current month		7,623.45

Net Asset Value, end of current month	3,536.18982	$375,249.15	106.12

	Monthly rate of return		2.09%

To the best of my knowledge and belief, the information
contained in this statement is accurate and complete

/s/ S. Brent Bales
S. Brent Bales, Chief Accounting Officer of the Managing Owner
Equinox Fund Management LLC
1775 Sherman Street, Suite 2500
Denver, Colorado 80203
On Behalf of the Frontier Fund - Managed Futures Index Series 1